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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Source Interlink Companies, Inc.
Bonita Springs, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-16039, 333-64082, 333-64080, 333-107420 and
333-123330) and Form S-3 (No. 333-118655) of Source Interlink Companies, Inc. (the "Company") of our reports dated April 8, 2005, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Source Interlink Companies, Inc.'s internal control over financial reporting which appears in the Company's Annual Report on Form 10-K.

                                                       /s/ BDO Seidman, LLP
Chicago, Illinois
April 18, 2005